Exhibit 99.1

FOR IMMEDIATE RELEASE

Gold Horse International, Inc. Completes a Key Construction Project, Begins

Work on Two Additional Projects Valued at $44.2 Million

Hohhot, China – January 20, 2010 – Gold Horse International, Inc., (OTC BB: GHII) (“Gold Horse” or “the Company”), a multifaceted business group that controls and operates a construction company, real estate development business and a hotel in Inner Mongolia, China, today announced that the Company successfully completed the Lanyu Garden (No.3 Residential Building) project as scheduled and Fu Xing Committee Bath Center project has been substantially completed and will be completed during the third quarter of fiscal 2010. The Lanyu Garden project was completed within budget and comprehensive inspections have been carried out. The Company has also completed the Inner Mongolia Chemistry College Chemistry School and received the initial annual installment of approximately $1,500,000.

In addition, Gold Horse has secured new construction work valued at RMB 301.8 million ($44.2 million) with an expected gross profit of RMB 60.3 million ($8.8 million).

The Low-Rent Housing Construction project of Chasuqi Town, valued at RMB 97.4 million ($14.2 million), contains three buildings with a construction area of 53,000 square meters. Jin Ma Construction Co. Ltd., an entity controlled and operated by Gold Horse, began construction in November 2009 and expects to complete the project in June 2010 with an estimated gross profit of RMB 19.5 million ($2.9 million).

Jin Ma Construction Co. Ltd. has also begun construction of the Jianhe Garden residential apartment in November 2009. Valued at RMB 204.4 million ($30.0 million), this project contains ten buildings with a construction area of 113,584 square meters. Gold Horse expects to complete this project in December 2010 with an estimated gross profit of RMB 40.8 million ($6.0 million).

“We are pleased to announce the timely completion of the key construction project to the highest standards, further solidifying our reputation as a valued and reliable contractor in Hohhot,” said Mr. Liankuan Yang, chairman and CEO of Gold Horse.

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant and banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as cost overruns, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Note: US dollar amounts in this press release are based on the exchange rate of 6.8200 RMB per US dollar as of January 18, 2010.

For more information, please contact:

Gold Horse International, Inc.

Mr. Adam Wasserman, CFO

Phone: +1-800-867-0078 x702

Email: adamw@cfooncall.com

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